LIMITED LIABILITY COMPANY AGREEMENT
OF
PT HILLVIEW GP, LLC
This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of PT HILLVIEW GP, LLC, a Delaware limited liability company (the “Company”), is entered into by HOLLYWOOD HILLVIEW OWNER, LLC, a Delaware limited liability company, as the sole equity member (the “Member”) and C. ANTHONY SHIPPAM (the “Independent Manager”), as the Special Member and Independent Manager (as defined on Schedule A hereto).  Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.
Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18‑101 et seq.), as amended from time to time (the “Act”), and this Agreement, and the Member and the Special Member and the Independent Manager hereby agree as follows:
Section 1. Name.
The name of the limited liability company formed hereby is PT Hillview GP, LLC.
Section 2. Principal Business Office.
The principal business office of the Company shall be located at 1301 Dove Street, Suite 960, Newport Beach, CA 92660 or such other location as may hereafter be determined by the Member.
Section 3. Registered Office.
The address of the registered office of the Company in the State of Delaware is 1201 N. Orange Street, Suite 7044 Wilmington, Delaware.
Section 4. Registered Agent.
The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Sorensen Entity Services LLC, 1201 N. Orange Street, Suite 7044 Wilmington, Delaware.
Section 5. Member.
(a) The mailing address of the Member is set forth on Schedule B attached hereto.  The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.
(b) Subject to Section 9(d), the Member may act by written consent.
(c) The Member shall at all times cause there to be at least one Person bound by this Agreement as an Independent Manager.  Upon the occurrence of any event that causes Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each Person acting as an Independent Manager pursuant to Section 10 shall, without any action of any Person and simultaneously with Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall preserve and continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as an Independent Manager pursuant to Section 10; provided, however, Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member.  Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company; provided, however, such prohibition shall not limit the obligations of the Special Member, in its capacity as an Independent Manager, to vote on such matters required by this Agreement.  In order to implement the admission to the Company of Special Member, each Person acting as an Independent Manager pursuant to Section 10 shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, each Person acting as an Independent Manager pursuant to Section 10 shall not be a member of the Company.
Section 6. Certificates.
Chris Sorensen is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.  Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in California and in any other jurisdiction in which the Company may wish to conduct business.
The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.
Section 7. Purpose.
(a) The purpose to be conducted or promoted by the Company is to engage in the following activities:
(i)	to acquire, own, lease, maintain, manage and operate the Property;
(ii)	to enter into and perform its obligations under the Loan Documents;
(iii)	to refinance the Property in connection with a permitted repayment of the Loan; and
(iv)
to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above‑mentioned purposes.

(b) The Company is hereby authorized to execute, deliver and perform, and the Member or any Officer on behalf of the Company are hereby authorized to execute and deliver, the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation.  The foregoing authorization shall not be deemed a restriction on the powers of Member or any Officer to enter into other agreements on behalf of the Company.
Section 8. Powers.
Subject to Section 9(d), the Company, and Member and the Officers on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
Section 9. Management.
(a) Subject to Section 9(d), the business and affairs of the Company shall be managed by or under the direction of Member.  Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Independent Managers.  The initial number of Independent Managers shall be one.  The initial Independent Manager designated by the Member is C. Anthony Shippam.
(b) Powers.  Subject to Section 9(d), Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Sections 7 and 9, Member has the authority to bind the Company.
(c) Member as Agent.  To the extent of its powers set forth in this Agreement and subject to Section 9(d), Member is an agent of the Company for the purpose of the Company’s business, and the actions of Member taken in accordance with such powers set forth in this Agreement shall bind the Company.
(d) Limitations on the Company’s Activities.
(i)	This Section 9(d) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.
(ii)
Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Manager” or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29, 31, 35, 36 or 37 or Schedule A of this Agreement without the unanimous written consent of Member, Independent Manger and Lender.  Subject to this Section 9(d), Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)
Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Officer or any other Person, so long as any Obligation is outstanding, neither Member nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company to, and the Company shall not, without the prior written consent of the Member and the Independent Manager, take any Material Action; provided, however, that, so long as any Obligation is outstanding, the Member shall not authorize the taking of any Material Action unless there is at least one Independent Manager then serving in such capacity and such Independent Manager consents thereto.

(iv)
Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises.  The Company represents, warrants and covenants that the Company:

(A)	maintain its own separate books and records and bank accounts;
(B)	at all times hold itself out to the public and all other Persons as a legal entity separate from Member and any other Person;
(C)
file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(D)	except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;
(E)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;
(F)	maintain separate financial statements;
(G)	pay its own liabilities only out of its own funds;
(H)	maintain an arm’s length relationship with its Affiliates and Member;
(I)	pay the salaries of its own employees, if any;
(J)	not hold out its credit or assets as being available to satisfy the obligations of others;
(K)	allocate fairly and reasonably any overhead for shared office space;
(L)	use separate stationery, invoices and checks;
(M)	except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;
(N)	correct any known misunderstanding regarding its separate identity;
(O)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;
(P)	not acquire any securities of Member;
(Q)
cause the Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and;

(R)	otherwise comply with the provisions set forth in Section 3.1.24, Section 4.1.15 and Schedule III of the Loan Agreement.
Failure of the Company, or Member on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of Member.
(v)	So long as any Obligation is outstanding, Member shall not cause or permit the Company to:
(A)	except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;
(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents or this Section 9(d);
(C)	incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;
(D)
make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

(E)
(1) to the fullest extent permitted by law, divide, dissolve, merge, liquidate, consolidate; (2) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (3) engage in any other business activity, or amend this Agreement or any of the Company’s other organizational or governing documents with respect to any of the matters set forth in Section 3.1.24, Section 4.1.15 and Schedule III of the Loan Agreement, without the prior consent of Lender; or

(F)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).
Section 10. Independent Manager.
As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Member.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in Sections 9(d)(ii) and Section 9(d)(iii).  Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Member and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Manager shall not have any fiduciary duties to the Member, any Officer or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.  To the fullest extent permitted by law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to the Company, the Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.  No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to this Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c).  In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager.  Notwithstanding anything to the contrary contained in this Agreement, no Independent Manager shall be removed or replaced, nor shall any such removal or replacement become effective, unless the Company provides the Lender with no less than three (3) business days’ prior written notice of (a) any proposed removal of such Independent Manager, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement.  All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.  An Independent Manager is hereby designated as a “manager” within the meaning of Section 18-101(12) of the Act.
Section 11. Officers.
Member may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person.  Unless Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.  Any delegation pursuant to this Section 11 may be revoked at any time by Member.  The initial Officers are listed on Schedule C attached hereto.  Member may revise Schedule C in its sole discretion at any time.
Section 12. Limited Liability.
Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Special Member, the Independent Manager, and any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Independent Manager or Officer of the Company.
Section 13. Capital Contributions.
Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.  In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.
Section 14. Additional Contributions.
Member is not required to make any additional capital contribution to the Company. However, Member may make additional capital contributions to the Company at any time upon the written consent of such Member.  To the extent that Member makes an additional capital contribution to the Company, Member shall revise Schedule B of this Agreement.  The provisions of this Agreement, including this Section 14, are intended to benefit Member and Special Member and, to the fullest extent permitted by law, except as expressly set forth in Section 26(b) of this Agreement, shall not be construed as conferring any benefit upon any creditor of the Company (other than a Covered Person) (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and Member and Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
Section 15. Allocation of Profits and Losses.
The Company’s profits and losses shall be allocated to Member.
Section 16. Distributions.
Distributions shall be made to Member at the times and in the aggregate amounts determined by Member.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.
Section 17. Books and Records.
Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company’s books of account shall be kept using the method of accounting determined by Member.  The Company’s independent auditor, if any, shall be an independent public accounting firm selected by Member.
Section 18. Intentionally Omitted.
Section 19. Other Business.
Notwithstanding any duty otherwise existing at law or in equity, the Member, the Special Member, the Independent Manager, and any Officer and any Affiliate of the Member or the Special Member, the Independent Manager or any Officer may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
Section 20. Exculpation and Indemnification.
(a) To the fullest extent permitted by applicable law, neither the Member nor the Special Member nor the Independent Manager nor any Officer, director, employee, agent of the Company nor any employee, representative, agent or Affiliate of Member, Special Member, Independent Manager or any Officer (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence (or, in the case of the Independent Manager, bad faith) or willful misconduct.
(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence (or, in the case of the Independent Manager, bad faith) or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member and the Independent Manager and any Officer shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.
(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.
(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to Member might properly be paid.
(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.
(f) Notwithstanding anything in this Agreement to the contrary, unless Lender (for so long as any Obligation is outstanding) agrees in writing otherwise, any indemnity of any Covered Person under this Section 20 or otherwise shall be fully subordinated to any Obligations, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay such Obligations and shall not be paid whenever any amount is past due under the Loan Documents.
(g) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.
Section 21. Assignments.
Member may assign in whole or in part its limited liability company interest in the Company.  Subject to Section 23, the transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  If Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.
Section 22. Resignation.
Notwithstanding anything in this Agreement to the contrary, so long as any Obligation is outstanding, Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied.  If Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
Section 23. Admission of Additional Members.
One or more additional Members of the Company may be admitted to the Company with the written consent of Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company, other than pursuant to Section 24(a), unless the Rating Agency Condition is satisfied.
Section 24. Dissolution.
(a) Subject to Section 9(d), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18‑802 of the Act.  Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the existence of the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or Member in the Company.
(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of Member or a Special Member shall not cause Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
(c) Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, each of Member and Special Member waives any right or power that it might have to cause the Company or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or property of the Company, to compel any sale of all or any portion of the assets or property of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.
(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets and property of the Company in an orderly manner), and the assets and property of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18‑804 of the Act.
(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.
Section 25. Waiver of Partition; Nature of Interest.
Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of Member, Special Member and Independent Manager hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  Member shall not have any interest in any specific assets of the Company, and Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof.  The interest of Member in the Company is personal property.
Section 26. Benefits of Agreement; No Third‑Party Rights.
(a) Except as expressly set forth in clause (b) below, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of Member or a Special Member.  Except as expressly set forth in clause (b) below, nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).
(b) The parties acknowledge that Lender is an intended third-party beneficiary of this Agreement.
Section 27. Severability of Provisions.
Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
Section 28. Entire Agreement.
This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
Section 29. Binding Agreement.
Notwithstanding any other provision of this Agreement, Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29, 31 and 35, constitutes a legal, valid and binding agreement of Member, and is enforceable against Member by the Independent Manager in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement
Section 30. Governing Law.
This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
Section 31. Amendments.
Subject to Section 9(d), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by Member.  Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied and Lender has provided its prior written consent to such modification, alteration, supplement or amendment.
Section 32. Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
Section 33. Notices.
Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of Member, to Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.
Section 34. Effectiveness.
Pursuant to Section 18‑201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on July 19, 2021.
Section 35. Certificated Limited Liability Company Interests.
(a) Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 and the Company hereby “opts-in” to such provisions for the purpose of the Uniform Commercial Code.  The Company shall maintain books for the purpose of registering the transfer of limited liability company interests, and, upon any transfer of limited liability company interests in the Company, the Company shall notify the registered owner of any applicable restrictions on the transfer of limited liability company interests.
(b) The limited liability company interest in the Company shall be evidenced by certificates in the form of Exhibit 1 hereto.  Each such certificate shall be executed by manual or facsimile signature of an Officer on behalf of the Company.  The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.  In connection with a transfer in accordance with this Agreement of any limited liability company interest in the Company, the certificate(s) evidencing the limited liability company interests shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new certificate to the transferee evidencing the limited liability company interests that were transferred and, if applicable, the Company shall issue a new certificate to the transferor evidencing any limited liability company interests registered in the name of the transferor that were not transferred.
(c) Notwithstanding any other provisions of this Agreement to the contrary, for so long as the Total Loan remains outstanding, no certificates (other than the certificate and any new certificate issued in accordance with the foregoing subsection (b)) shall be issued by the Company without the prior written consent of Lender (and Lender may condition any such consent upon the compliance by the Person to which such certificate is issued with such restrictions as Lender may reasonably request).
Section 36. Additional Limited Liability Company Interests Provisions.
Notwithstanding any other provision of this Agreement, as long as the Loan remains outstanding:
(a) Upon a foreclosure, sale or other transfer of all of the limited liability company interests in the Company pursuant to the Pledge and Security Agreement by Member in favor of Lender (any such foreclosure, sale or other transfer, a “Foreclosure Sale”), the holder of such limited liability company interests (the “Holder”) shall automatically be admitted as a member of Company with all the rights and obligations of a Member hereunder upon the execution of a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to such transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  To the fullest extent permitted by law, the pledge of the limited liability company interests in the Company made by Member in connection with the Pledge and Security Agreement shall be a pledge not only of profits and losses of the Company, but also a pledge of all rights and obligations of Member.  Upon a Foreclosure Sale and the admission of the Holder as a member of the Company in accordance with this Section 36, such Holder may transfer its limited liability company interests in the Company;
(b) To the fullest extent permitted by applicable law, Member shall be permitted to pledge and transfer to Lender its rights and power to manage and control the affairs of the Company pursuant to the terms of the Pledge and Security Agreement and this Agreement.  Upon the admission of the Holder as a member of the Company in accordance with subsection (a) hereof, such Holder shall have, among its other powers as Member of the Company pursuant to this Agreement and the Act, the right to substitute Member.
Section 37. Division.
Member agrees that the Company shall not have the power to divide as set forth in Section 217(k) of the Act. In furtherance of the foregoing, the Company shall not enter into a “plan of division” or file a “certificate of division”, and the company may not become a “dividing company” or effect a “division” (as such terms are defined in Section 217 of the Act).
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the fourth day of October, 2021.
MEMBER:
HOLLYWOOD HILLVIEW OWNER, LLC,
a Delaware limited liability company

By: True USA, LLC,
a Delaware limited liability company
Its: Manager

By: JCI Development, Inc,
a Colorado corporation
its: manager

By: __________________________
Name: Jeffrey Isenstadt
Title: President

By: Viking Capital LLC,
a California limited liability company
its: manager

By: __________________________
Name: William R. Erickson
Title: Operating Member

By: Asaz LTD,
a Texas limited partnership
its: manager

By: Asaz Interest, Inc.
a Texas corporation
its: general partner

By: __________________________
Name: Ashraful Islam
Title: President
IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the fourth day of October, 2021.

SPECIAL MEMBER / INDEPENDENT MANAGER:

___________________________________
Name: C. Anthony Shippam
SCHEDULE A
Definitions
A. Definitions
When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
“Act” has the meaning set forth in the preamble to this Agreement.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.
“Basic Documents” means this Agreement, the Loan Documents and all other documents and certificates contemplated thereby or delivered in connection therewith.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July, 19 2021, as amended or amended and restated from time to time.
“Company” means PT Hillview, GP LLC, a Delaware limited liability company.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
“Covered Persons” has the meaning set forth in Section 20(a).
“Foreclosure Sale” has the meaning set forth in Section 36(a).
“Holder” has the meaning set forth in Section 36(a).
“Independent Manager” shall mean an individual who (i) has at least three (3) years prior employment experience and continues to be employed as an Independent Manager, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by Lender; (ii) is not an Independent Manager or independent manager of more than two (2) Affiliates of the Company and is not the Independent Manager or independent director of the Member; and (iii) is not, and has never been, and will not, while serving as an Independent Manager be, any of the following:
(A) a stockholder, director, manager (other than as an Independent Manager), manager, officer, employee, partner, member, attorney or counsel of the Company, any Affiliate of the Company or any direct or indirect equity holder of any of them;
(B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with the Company or any Affiliate of the Company (other than a nationally-recognized company that routinely provides professional Independent Managers, independent managers or independent members and other corporate services to the Company or any Affiliate of the Company in the ordinary course of its business);
(C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person; or
(D) a Person Controlling or under common Control with any of (A), (B) or (C) above.
A natural person who satisfies the foregoing definition shall not be disqualified as a result of clause (A) by reason of (I) being, having been or becoming an Independent Manager of an Affiliate of the Company that is not in the direct chain of ownership of the Company or the Member and that is required by a creditor to be a "single purpose entity"; provided that such Independent Manager is, was or will be employed by a company that routinely provides professional Independent Managers, independent managers or independent members, or (II) being, having been or becoming a member of the Company pursuant to an express provision in this Agreement providing for the appointment of such Independent Manager as a member of the Company upon the occurrence of any event pursuant to which Member ceases to be a member of the Company (including the withdrawal, resignation or dissolution of Member). A natural person who satisfies the foregoing definition shall not be disqualified as a result of clause (A) or (B) by reason of being, having been or becoming an Independent Manager of a "single purpose entity" affiliated with the Company; provided that the fees or other compensation that such individual earns by serving as an Independent Manager of one or more Affiliates of the Company in any given year constitute, in the aggregate, less than five percent (5%) of Such individual's income for such year. As used in this definition, the term "single purpose entity" shall mean a Person whose organizational or governing documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to the foregoing.
“Lender” means Ladder Capital Finance LLC, a Delaware limited liability company, and its successors and/or assigns.
“Loan” has the meaning assigned to that term in the Loan Agreement.
“Loan Agreement” means that certain Loan Agreement, dated as of October 4, 2021, executed by and between the Company and Lender, as amended, restated, supplemented or otherwise modified from time to time.
“Loan Documents” has the meaning assigned to that term in the Loan Agreement.
“Material Action” means to (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (B) seek or consent to the appointment of a receiver, liquidator or any similar official for such entity or a substantial portion of its assets or properties, (C) take any action that might cause such entity to become insolvent, (D) make an assignment for the benefit of creditors, (E) admit in writing such entity's inability to pay its debts generally as they become due, (F) declare or effectuate a moratorium on the payment of any obligations, or (G) take any action in furtherance of any of the foregoing.
“Member” means Hollywood Hillview Owner, LLC, a Delaware limited liability company, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include Special Member.
“Obligation” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.
“Officer” means an officer of the Company as described in Section 11.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
“Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as even date with the Loan Agreement executed by Member in favor of Lender.
“Property” has the meaning assigned to that term in the Loan Agreement.
“Rating Agency” has the meaning assigned to that term in the Basic Documents.
“Rating Agency Condition” means (i) with respect to any action taken at any time before the loan evidenced and secured by the Basic Documents has been sold or assigned to a securitization trust, that the lender thereunder has consented in writing to such action, and (ii) with respect to any action taken at any time after such loan has been sold or assigned to a securitization trust, that each Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any of securities issued by such securitization trust.
“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Manager, in such person’s capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.
B. Rules of Construction
Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.
SCHEDULE B
Member
Name	Mailing Address	Agreed Value of Capital Contribution	Limited Liability Company Interest
HOLLYWOOD HILLVIEW OWNER, LLC	1301 Dove Street, Suite 960, Newport Beach, CA 92660	$______________	100%
SCHEDULE C
Officers
NONE

EXHIBIT 1

Form of Certificate

CERTIFICATE FOR LIMITED LIABILITY COMPANY INTERESTS IN
PT HILLVIEW GP, LLC
THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OR BLUE SKY LAWS OF ANY STATE.  THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.  ANY TRANSFER OF THIS CERTIFICATE OR ANY LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW).
Certificate Number 001 100% Percentage Interest
PT HILLVIEW GP, LLC, a Delaware limited liability company (the “Company”), hereby certifies that HOLLYWOOD HILLVIEW OWNER, LLC, a Delaware limited liability company (the “Holder”) is the registered owner of one hundred percent (100%) of the limited liability company interests in the Company.  The rights, powers, preferences, restrictions and limitations of such limited liability company interests in the Company are set forth in, and this Certificate and the limited liability company interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company dated as of October 4, 2021, as the same may be further amended or restated from time to time (the “Limited Liability Company Agreement”).  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the limited liability company interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement.  The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business.  Transfer of any or all of the limited liability company interests in the Company evidenced by this Certificate is subject to certain restrictions in the Limited Liability Company Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Company of this Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer, and an application for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such Transfer.
Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, Article 8 of the Uniform Commercial Code as in effect in the State of New York (the “Code”) and Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
This Certificate and the limited liability company interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

Dated: [_______________], 202[__].

PT HILLVIEW GP, LLC,
a Delaware limited liability company

By: __________________________
Name:
Title:

REVERSE SIDE OF CERTIFICATE
REPRESENTED INTERESTS OF
PT HILLVIEW GP, LLC
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________ (print or typewrite name of transferee), __________________ (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of limited liability company interests in the Company: ______________ (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints __________________________ and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated: [_______________], 202[__].

HOLLYWOOD HILLVIEW OWNER, LLC,
a Delaware limited liability company

By: __________________________
Name:
Title:

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of limited liability company interests in the Company described above (the “Transfer”) and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the limited liability company interests in the Company described above.  Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Liability Company Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a Substitute Member shall be effective as of ______________________________.

Name of Transferee (Print)

____________________________________

Dated: _______________ Signature: ________________________
(Transferee)

Address: ________________________________________________________

The Company (a) has determined that the Transfer described above is permitted by the Limited Liability Company Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute member.

PT HILLVIEW GP, LLC,
a Delaware limited liability company

By: __________________________
Name:
Title: